Exhibit 8.1

List of Subsidiaries

Wholly Owned Subsidiaries

Lentuo HK Limited

Beijing Anhui Wanxing Science & Technology Co., Ltd.

Beijing Jiashi Shengtong Investment Consulting Co., Ltd.

Consolidated Affiliated Entities

Beijing Tuozhan Industrial & Trading Development Co., Ltd.

Beijing Aotong Automobile Trading Co., Ltd.

Beijing Lentuo Chengxin Commercial & Trading Co., Ltd.

Beijing Yuantongqiao Toyota Automobile Trading Co., Ltd.

Beijing Tuojiacheng Commercial & Trading Co., Ltd.

Beijing Lentuo Huitong Automobile Sales Service Co., Ltd.

Beijing Tuozhan Automobile Repair Co., Ltd.

Beijing Lentuo Automobile Leasing Co., Ltd.

Beijing Lentuo Tongda Automobile Sales Service Co., Ltd.

Tianjin Ruitai Auto Sales & Services Co., Ltd.

Beijing Hexinshuntong Sales & Services Co., Ltd.

Huizhou Lentuo Volkswagen Auto Sales & Services Co., Ltd.

Wenling Yuchen Toyota Auto Sales & Services Co., Ltd.

Beijing Lentuo Aoxiang Automobile Sales Service Co., Ltd.

Beijing Lentuo Yizhong Automobile Sales Service Co., Ltd.